AMENDMENT TO
SECURITIES LENDING AGREEMENT

THIS AMENDMENT TO SECURITIES LENDING AGREEMENT ("Amendment") is made and entered into effective as of December 31, 2020, by and between U.S. Bank National Association ("Bank") and Professionally Managed Portfolios, on behalf of each respective series identified in Exhibit A attached hereto and made a part hereof (each such series hereinafter referred to as a separate "Customer").

WITNESSETH:

WHEREAS, Customer and Bank are parties to that certain Securities Lending Agreement dated effective as of March 15, 2013, as amended from time to time ("Agreement"); and

WHEREAS, the parties desire to amend the Agreement on the terms and subject to the conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual premises, covenants and undertakings set forth herein, the parties hereto agree as follows:

1.Approved Borrowers. Exhibit B attached hereto shall hereby replace and supersede Exhibit B to the Agreement.

2.Loan Fee Schedule. Exhibit C attached hereto shall hereby replace and supersede Exhibit C to the Agreement.

3.Election of Collateral Investment. Exhibit E attached hereto shall hereby replace and supersede Exhibit E to the Agreement.

4.No Further Effect. Except as expressly amended or modified hereby, all terms and conditions of the Agreement shall remain in full force and effect. This Amendment shall be deemed incorporated into and a part of the Agreement.

5.Counterparts. This Amendment may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have entered into this Amendment to Securities Lending Agreement effective as of the day and year first above written.

PROFESSIONALLY MANAGED PORTFOLIOS,
on behalf of each respective series identified in Exhibit A
attached hereto and made a part hereof

By: /s/ Elaine E. Richards
Name: Elaine E. Richards
Title: President
Date: December 22, 2020

U.S. BANK NATIONAL ASSOCIATION

By: /s/ Jill Stevenson
Name: Jill Stevenson
Title: Vice President
Date: December 31, 2020

EXHIBIT B
APPROVED BORROWERS

The following entities are pre-approved as “Borrowers” pursuant to the Securities Lending Agreement unless the Customer places an “X” on the line across from a Borrower name.

Banco Santander, S.A	Jefferies LLC
Bank of Montreal	J.P. Morgan Securities LLC
Bank of Nova Scotia (The)	Mizuho Securities USA LLC
Barclays Capital, Inc.	Morgan Stanley & Co. LLC
BMO Capital Markets Corp.	MUFG Securities Americas Inc.
BMO Nesbit Burns Inc.	National Bank of Canada Financial Inc.
BNP Paribas, New York Branch	National Financial Services LLC
BNP Paribas Prime Brokerage International, Limited	Nomura Securities International, Inc.
BNP Paribas Securities Corp.	Pershing, LLC
BofA Securities, Inc.	Raymond James & Associates, Inc.
Canadian Imperial Bank of Commerce	RBC Capital Markets, LLC
Cantor Fitzgerald & Co.	RBC Dominion Securities Inc.
CF Secured, LLC	Royal Bank of Canada, New York Branch
CIBC World Markets Corp.	Scotia Capital (USA) Inc.
CIBC World Markets Inc.	SG Americas Securities, LLC
Citigroup Global Markets Inc.	Société Générale, New York Branch
Credit Agricole Securities (USA) Inc.	TD Ameritrade Clearing, Inc.
Credit Suisse Securities (USA) LLC	TD Prime Services LLC
Deutsche Bank Securities Inc.	TD Securities (USA) LLC
Goldman Sachs & Co. LLC	Truist Securities, Inc.
HSBC Bank plc	UBS Securities LLC
HSBC Securities (USA) Inc.	Wells Fargo Clearing Services, LLC
ING Financial Markets LLC	Wells Fargo Securities, LLC
Janney Montgomery Scott LLC

PROFESSIONALLY MANAGED PORTFOLIOS	TRILLIUM ASSET MANAGEMENT

By: /s/ Elaine E. Richards	By: /s/ John S. Quealy

Name: Elaine E. Richards	Name: John S. Quealy

Title: President	Title: CIO

Date: December 22, 2020	Date: 12/23/20

EXHIBIT C

LOAN FEE SCHEDULE

The Bank shall be paid a fee for administering the securities lending program for the Customer. The fee shall be calculated daily by the Bank against the Net Income earned by the Customer on such day. The fee shall equal thirty percent (30%) of Net Income and shall be retained monthly by the Bank out of the Customer’s aggregate Net Income for such month, provided, however, that if the fee is not so retained, the Customer shall pay such fee upon request from the Bank.

EXHIBIT E

ELECTION OF COLLATERAL INVESTMENT

U.S. Bank, N.A.
800 Nicollet Mall
Minneapolis, MN 55402
Ladies and Gentlemen:
Pursuant to the Securities Lending Agreement ("Agreement") between U.S. Bank, N.A. and Professionally Managed Portfolios ("Customer"), Customer desires to elect the Collateral Investment into which Cash Collateral and Proceeds are invested (as such terms are defined in the Agreement).

Customer hereby requests that the following be designated as a Collateral Investment pursuant to Section 1 of the Agreement: Government Obligations Fund, Class X, a series of First American Funds, Inc. ("Fund"). This election does not otherwise amend the terms of the Agreement.

Customer represents and warrants that it is familiar with the Investment Company Act of 1940, as amended, and that it has reviewed under understands the most recent prospectus relating to the Fund.

Please acknowledge your agreement to the terms set out above by signing and dating where indicated below.

Signed for and on behalf of Customer:	Acceptance:

Professionally Managed Portfolios on behalf of each respective series identified in Exhibit A to the Agreement	U.S. Bank, N.A. hereby confirms acceptance of the terms set out above.

By: /s/ Elaine E. Richards	By: /s/ Jill Stevenson
Name: Elaine E. Richards	Name: Jill Stevenson
Title: President	Title: Vice President
Date: December 22, 2020	Date: December 31, 2020

Acknowledged by Adviser:

By: /s/ John S. Quealy
Name: John S. Quealy
Title: CIO
Date: 12/23/20